                                                                   Exhibit 10(l)

                      OLIN SENIOR EXECUTIVE PENSION PLAN
                      ----------------------------------
                     (As adopted by the Board of Directors
                            on September 27, 1984)


1.   Purposes
     --------

The purposes of the Olin Senior Executive Pension Plan ("Plan") are to enable Olin Corporation ("Olin") to attract and maintain a management group capable of assuring Olin's future success.

2.   Definitions
     -----------

"Committee" means the Compensation and Stock Option Committee of Olin's Board of Directors. The Committee shall administer the Plan.

"Participant" means an employee of Olin or a subsidiary ("Employing Company") whose job is rated at 2,000 Hay points (or equivalent) or over and who is selected by the Committee to participate in the Plan. As provided in paragraph 4, the Committee may remove any Participant from the Plan, whether or not he or she has begun to receive benefits hereunder.

"Salaried Plan" means the Olin Salaried Pension Plan.

The terms "Average Compensation", "Years of Benefit Service", "Retirement Allowance" and "Primary Social Security Benefit" are used as defined in the Salaried Plan.

"Spouse Retirement Allowance" shall be an annual benefit equal to 50% of the Participant's Retirement Allowance (as defined below), except that if the spouse is more than four years younger than the Participant, the Spouse Retirement Allowance shall be reduced so that the present value of the spouses expected lifetime benefit is the same as it would have been if he or she was four years younger than the Participant and entitled to receive an annual benefit equal to 50% of the Participant's Retirement Allowance.

The "Participant's Retirement Allowance shall be an annual retirement benefit equal to the lesser of
          (A x B) - (D + E)

or
          (C) - (D + E + F)
where
A = Average Compensation (.03 x Years of Benefit Service with 2,000 or more Hay Points + .015 x Years of Benefit Service with less than 2,000 Hay Points)

                                                                   Exhibit 10(l)

B = 100%, except that if the Participant begins receiving benefits prior to age 62, B shall be reduced by 1/3 of 1% for each month between the month in which benefits begin and the month of the Participant's 62nd birthday.

C =       .5 Average Compensation.

D = Annual retirement allowance from all Olin pension plans, including, without limitation, the Salaried Plan, and the equivalent actuarial value of any other arrangement with Olin which the Committee , in its sole discretion, determines to be a form of pension supplement.

E =       50% of the Participant's Primary Social Security Benefit.

F = Annual retirement allowance from all pension plans of the Participant's previous employers.

D and F shall be calculated assuming that the Participant selected a 50% joint and survivor annuity under such plans and began receiving benefits thereunder at the same time as under the Plan.

3.   Payment of Benefits
     -------------------

     (a) Except as set forth in the last sentence of this paragraph (a), or unless the Committee otherwise determines in its sole discretion, each Participant entitled to receive benefits under the Salaried Plan must elect to retire and begin to receive benefits hereunder at the same time as under the Salaried Plan. Subject to the provisions of paragraph 4, a Participant may retire or elect early retirement under the Plan in the same manner as provided in the Salaried plan without meeting the service requirements of the Salaried Plan. A Participant who leaves the employ of an Employing Company before age 55 may not elect to receive benefits under the Plan prior to age 65; benefits payable under the Plan to such Participant will assume that the Participant did not retire under the Salaried Plan until age 65, although he or she may retire under the Salaried Plan at such times as are permitted thereunder.

     (b)  Subject to the provisions of paragraphs 3(c) and 4:

          (i) Upon the Participant's retirement under the Plan, the Participant's Retirement Allowance shall be paid in the manner and for the period that it would have been payable if it were a retirement allowance under the Salaried Plan.

          (ii) Upon the death of a Participant receiving benefits under the Plan, his or her spouse shall be paid the Spouse Retirement Allowance in the manner and for the period that it would have been payable if it were a joint and survivor allowance under the Salaried Plan.

                                                                   Exhibit 10(l)

          (iii) Upon the death of a Participant, if the Participant and his or her spouse meet the criteria set forth in the Salaried Plan for a pre-retirement spouse benefit (other than the 10 year creditable service requirement), the spouse shall be paid the Spouse Retirement Allowance in the manner and for the period that it would have been payable if it were a pre-retirement spouse benefit under the Salaried Plan.

          (iv) The total and permanent disability provisions of the Plan shall be the same as those of the Salaried Plan.

          (v)   Unless otherwise determined by the Committee in its sole
                                            --
                discretion, layoff rights under the Plan shall be the same as under the Salaried Plan.

     (c) Notwithstanding any other provision of the Plan, in the event of any ambiguity in Plan provisions, the Committee shall in its sole discretion interpret the provisions so as to conform with the intent as well as the terms of the Plan.

4.   Removal from the Plan; Non-Payment of Benefits
     ----------------------------------------------

     (a) Any Participant may be removed from the Plan by the Committee at any time for cause, as determined by the Committee in its sole discretion, whether or not the Participant has begun to receive payments under the plan, and whether or not the Participant's employment has been terminated. "Cause" shall include, without limitation, rendering services in any capacity to a competitor of Olin without the Committee's consent. Neither the Participant nor his or her spouse shall be entitled to receive any payments from the Plan from and after the date of the removal of the Participant nor have any cause of action as a result of such removal. The Participant or spouse shall not be required to return any payments made prior to removal of the Participant from the Plan.

     (b) No benefits shall be parable under the Plan if the Participant voluntarily terminates employment without the Committee's consent, whether or not under retirement provisions of the Salaried Plan or other Olin pension plan.

(c) The Committee may notify a Participant that he or she is being suspended from the Plan as a result of job performance which the Committee in its sole discretion deems unsatisfactory. From and after the date of such notification and notwithstanding the Participant's actual Hay Points, he or she will not be deemed to have 2,000 or more Ray Points for purposes of calculating the Participant's Retirement Allowance. Any prior years of Service shall not be affected by such suspension.

                                                                   Exhibit 10(l)

5.   Liability for Payment
     ---------------------

Each Employing Company shall pay any benefits payable hereunder with respect to Participants formerly employed by it. (In the case of a participant who was employed by more than one Employing Company, the Committee shall allocate the cost of such benefits among such Employing Companies in such manner as it deems equitable.) The obligations of the Employing Companies hereunder shall not be funded in any manner. The rights of any person to receive benefits under the Plan are limited to those of a general creditor of the Employing Company liable for such benefits.

6.   Employment Rights
     -----------------

Nothing in the Plan shall be construed as giving any Participant the right to be retained in the employ of any Employing Company. Each Employing Company expressly reserves the right to dismiss any Participant at any time without liability for the effect which such dismissal might have upon him or her hereunder.

7.   Amendment and Termination
     -------------------------

The plan may be amended or terminated at any time or from time to time by Olin's Board of Directors without adversely affecting rights, if any, of Participants accrued prior to the date of such amendment or termination.

8.   Assignability
     -------------

No right to payment or any other interest under the Plan shall be assignable or subject to attachment, execution or levy of any kind.

9.   Governing Law
     -------------

The Plan and all actions taken hereunder shall be governed by and construed in accordance with the laws of the State of New York.

                                                                   Exhibit 10(l)

                            TECHNICAL CORRECTION TO
                      OLIN SENIOR EXECUTIVE PENSION PLAN
                      ----------------------------------



The fourth paragraph of paragraph 2 of the Plan is corrected to read in its entirety as follows, effective September 27, 1984:


     The terms "Average Compensation", "Years of Benefit Service", "Retirement Allowance" and "Primary Social Security Benefit" are used as defined in the Salaried Plan, except that deferred payments of regular salary and deferred awards under Employing Company incentive compensation plans shall be included in the computation of "Average Compensation."

                                                                   Exhibit 10(l)

RESOLVED that the Olin Senior Executive Pension Plan be, and it hereby is, amended by adding thereto the following provisions:

     "10.  Lump Sum Payment.  Notwithstanding any other provision of the Plan,
           ----------------
     upon a Change in Control, each Participant covered by the Plan shall automatically be paid a lump sum amount in cash by Olin equal to the actuarial present value of the Participant's accrued benefits under the Plan, calculated as if his employment had terminated on the date of the Change in Control, discounted to present value at a discount rate of 120% of the then applicable Federal Rate determined under Section 1274(d) of the Internal Revenue Code, compounded semiannually, applied to each future payment from the time it ordinarily would have become payable to the date of the Change in Control. Such actuarial present value shall be determined by the actuary then providing actuarial services to the Olin Salaried Pension Plan. Such lump sum payment shall be made immediately upon a Change in Control regardless of the age of the individual at the time and shall be in lieu of any benefits under the Plan which might otherwise become due thereafter. Such lump sum payment shall not in and of itself terminate the Plan.

     "A `Change in Control' for purposes of the Plan shall be deemed to have occurred if (i) Olin shall cease to be a publicly owned corporation having its outstanding Common Stock listed on a national securities exchange or traded in the NASDAQ market system; (ii) a `person', or `group' (within the meaning of the Securities Exchange Act of 1934, as amended), other than an employee benefit plan of Olin, becomes the `beneficial owner' (as defined by regulation under such Act) of more than 20% of the combined voting power of the outstanding securities of Olin ordinarily entitled to vote in elections of Directors; or (iii) during any period of two consecutive years (not including any period prior to July 1, 1987), individuals who at the beginning of such period constitute the Board of Directors of Olin (together with any new Director whose election by the Board or whose nomination for election by Olin's stockholders was approved by a vote of at least two-thirds of the Directors of Olin then still in office who either were Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Directors then in office; provided that the events referred to in clauses (i) and (ii) above shall not constitute a `Change in Control' if they are arranged for, or consummated with, the prior approval of the Board of Directors of Olin, and provided further that the event referred to in clause (iii) shall not constitute a `Change in Control' if it occurs after an event described in clause (i) or (ii) above which has been authorized by, or consummated with, the prior approval of the Board of Directors of Olin.

     "11.  Arbitration.  Any dispute or controversy arising under or in
          -------------
     connection with the Plan subsequent to a Change in Control shall be settled exclusively by arbitration in New York City, New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

                                                                   Exhibit 10(l)

RESOLVED that the Olin Senior Executive Pension Plan be, and it hereby is, amended by adding the following at the end of paragraph 2 thereof:

     " 'Spouse' means a Participant's spouse at the date of his or her death. Notwithstanding this or any other provision of the Plan, if a husband or wife of a Participant at the date of the Participants death was not such husband or wife at the date the Participant was selected by the Committee to participate in the Plan, no Spouse Retirement Allowance shall be payable unless the Participant shall have notified Olin's Pension Department in writing of his or her remarriage within 90 days thereof."

                                                                   Exhibit 10(l)

RESOLVED that the Olin Senior Executive Pension Plan ("Senior Plan") be, and it hereby is, amended as follows:

(a) By changing the fourth paragraph of paragraph 2 of the Senior Plan to read as follows:

     The terms `Average Compensation', `Years of Benefit Service', `Retirement Allowance' and `Primary Social Security Benefit' are used as defined in the Salaried Plan, except that (a) deferred amounts of regular salary and deferred awards otherwise due under Employing Company incentive compensation plans shall be included in the computation of `Average Compensation' and, in calculating `Average Compensation', an `Executive Severance'. payment to a Participant under an employment agreement with Olin shall be treated as if it was paid over the number of months of salary used to calculated such Executive Severance, notwithstanding that it is paid to the Participant in a lump sum, and (b) `Years of Benefit Service' shall include the number of months of salary used to calculate an `Executive Severance' payment to the Participant under an employment agreement with Olin, notwithstanding that such Executive Severance payment is made to the Participant in a lump sum."

(b) By adding to the third sentence of Paragraph 5 of the Senior Plan the phrase "except under a so-called `Rabbi' or similar trust to be fully funded, or by annuities to be purchased, in the event of a Change in Control".

(c)  By changing paragraph 10 of the Senior Plan to read as follows:

     10.   Change in Control.  Notwithstanding any other provision of the Plan:
           ------------------

     (a) upon a Change in Control, each Participant covered by the Plan shall automatically be paid a lump sum amount in cash by Olin sufficient to purchase an annuity which, together with the monthly payment, if any, provided to the Participant under a `Rabbi' or other trust arrangement established by Olin to make payments hereunder in the event of a Change in Control and/or pursuant to any other annuity purchased by the Corporation for the Participant to make payments hereunder, shall provide the Participant with the same monthly after-tax benefit as he would have received under the Plan based on benefits accrued to the Participant hereunder to the date, of the Change in Control. Payment under this paragraph shall not in and of itself terminate the Plan, but such payment shall be taken into account in calculating benefits under the Plan which may otherwise become due the Participant thereafter."

(b) removal for any reason of a Participant from the Plan after a Change in Control shall not affect any Years of Benefit Service accrued prior to such removal or the payment of benefits with respect thereto.

                                                                   Exhibit 10(l)

A Change in Control for purposes of the Plan shall mean that any of the following events have occurred:

     "(i) the Corporation ceases to be publicly owned with at least 1,000 stockholders; (ii) a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a group (or a `person' within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the `Act')), other than the Corporation, a majority-owned subsidiary of the Corporation or an employee benefit plan of the Corporation or such subsidiary, become(s) the `beneficial owner', (as defined in Rule 13d-3 under the Act) of 20% or more of the then outstanding voting stock of the Corporation; (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Corporation's Board of Directors (together with any new Director whose election by the Corporation's Board of Directors or whose nomination for election by the Corporation's stockholders, was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Directors then in office; or
     (iv) the Corporation's Board of Directors determines that a tender offer for the Corporation's shares indicates a serious intention by the offeror to acquire control of the Corporation."

                                                                   Exhibit 10(l)

                Amendment to Olin Senior Executive Pension Plan

          RESOLVED that effective May, 1990 the definition of "Salaried Plan" in the Senior Executive Pension Plan of the Corporation shall be amended to refer to the "Non Bargaining Employees Pension Plan of Olin Corporation (and any successor plan)."